                        ENHANCED DIRECTORY ASSISTANCE-REGISTERED TRADEMARK-
                         & ENHANCED TELECOM SERVICES-TM-
                                    AGREEMENT







                                     BETWEEN






                                    CUSTOMER







                                       AND



                                    METRO ONE
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                                TABLE OF CONTENTS


1.    DEFINITIONS..........................................................................................4

2.    PROVISION OF EDA SERVICES............................................................................6

3.    INTERFACE AND SUPPORT...............................................................................10

4.    PERSONNEL...........................................................................................10

5.    GOVERNMENT APPROVALS................................................................................10

6.    COMPENSATION & TERM.................................................................................10

7.    MARKETING...........................................................................................11

8.    TRADEMARK & SERVICEMARK.............................................................................11

9.    ASSISTANCE..........................................................................................12

10.   RECORDS.............................................................................................12

11.   COMPLAINTS..........................................................................................13

12.   CONFIDENTIAL INFORMATION............................................................................13

13.   INDEMNIFICATION.....................................................................................15

14.   CALL MONITORING / RECORDING FEATURE.................................................................15

15.   DISPUTE RESOLUTION.................................................................................177

16.   TERMINATION.........................................................................................19

17.   ASSIGNMENT..........................................................................................20

18.   UCC.................................................................................................20

19.   SERVICE TESTING.....................................................................................20

20.   SURVIVAL OF OBLIGATIONS.............................................................................20

21.   CAPTIONS............................................................................................20

22.   NOTICES.............................................................................................21

23.   SEVERABILITY........................................................................................21

24.   INDEPENDENT CONTRACTOR..............................................................................21

25.   NO THIRD PARTY BENEFICIARIES........................................................................21

                                                                   ENHANCED DIRECTORY ASSISTANCE AGREEMENT-2
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26.   FORCE MAJEURE.......................................................................................21

27.   LIMITATION OF LIABILITY.............................................................................22

28.   WAIVER..............................................................................................22

29.   APPLICABLE LAW......................................................................................22

30.   ENTIRE AGREEMENT....................................................................................22


EXHIBIT 1      CALL ORIGINATION AND COMPLETION AREAS......................................................24

EXHIBIT 2      NUMBERS EXPRESSLY PROHIBITED BY CUSTOMER...................................................25

EXHIBIT 3      TIMELINE TASKS.............................................................................26

EXHIBIT 4      INVOICE....................................................................................27

EXHIBIT 5      RATES......................................................................................29

EXHIBIT 6      FAILURE NOTICE.............................................................................30

EXHIBIT 7      PRINCIPLE SITES FOR PROVISION OF SERVICE...................................................31

                                                                   ENHANCED DIRECTORY ASSISTANCE AGREEMENT-3

                   ENHANCED DIRECTORY ASSISTANCE-REGISTERED TRADEMARK- AGREEMENT


         THIS AGREEMENT is made this ____ day of __________, 1999, by and between ____________("CUSTOMER"), a __________ Corporation and Metro One Telecommunications, Inc., an Oregon Corporation ("Metro One").

         WHEREAS, CUSTOMER provides telecommunications services in the Call Origination Area, as defined below;

         WHEREAS, Metro One provides directory assistance services; and

         WHEREAS, CUSTOMER and Metro One desire for Metro One to provide telephonic enhanced directory assistance services and enhanced telecom services to CUSTOMER Callers, as defined below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which are hereby acknowledged, CUSTOMER and Metro One agree as follows:

1.       DEFINITIONS.

         a.       AGREEMENT means this Agreement and all Exhibits hereto.

         b. CUSTOMER NETWORK means the communications network provided by CUSTOMER.

         c. CALL ORIGINATION AND COMPLETION AREAS mean, in the case of call origination, the geographic regions CUSTOMER defines as its calling area which consists of the areas set forth in
                  Exhibit 1, as amended from time to time by mutual written agreement of the parties and, in the case of call completion, the call termination areas set forth in Exhibit 1.

         d. CONFIDENTIAL INFORMATION means all information, not generally known to the public, that relates to the business, technology and network-related systems, Callers, finances, plans (including marketing plans), proposals or practices of the parties to this Agreement, and it includes, without limitation, information relating to the System described in
                  Section 1.n ("Definitions") herein and the number, destination, duration, or other call-related information, the identities of all Callers, Customers and prospects, all reports or other records provided pursuant to this Agreement, all business plans and proposals, all marketing plans and proposals, all technical plans and proposals, all research and development, all budgets and projections, all nonpublic financial information, all information designated as "confidential" and/or "proprietary," and all other information and matters not generally

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-4
                  known to the public. In using the term "Confidential Information", the provisions of this subsection shall apply to every form whatsoever, including, without limitation, information that exists, whether written, oral or electronically stored on film, tape, computer disk or other form of media.

         e. ENHANCED DIRECTORY ASSISTANCE-REGISTERED TRADEMARK- (EDA) AND ENHANCED TELECOM SERVICES mean the live-operator enhanced directory assistance services provided by Metro One to CUSTOMER and its Callers pursuant to this Agreement. EDA includes, but is not necessarily limited to (i) call completion by outpulsing to CUSTOMER's Switch the digits of the Caller-requested number; (ii) provision of name, address and telephone number when requested and when legally available through Metro One's database and systems; and (iii) any other product or features agreed upon between Metro One and CUSTOMER.

         f.       LATA means local access and transport area.

         g. LEC means a Local Exchange Carrier or Competitive Local Exchange Carrier providing service in a Call Completion Area.

         h. SWITCH means CUSTOMER'S or Metro One's telephone switching equipment.

         i. NPA means area code as defined by the Numbering Plan of the American National Standards Institute.

         j.       NXX means the assigned local exchange within an area code.

         k. OPERATORS means the live operators utilized by Metro One in providing EDA to Callers.

         l. CALLER means a person or entity to whom CUSTOMER provides telecommunications service in the Call Origination Area, including Customers of other telecommunications service providers when such Customers are calling from within the Call Origination Area and are using CUSTOMER's Switch.

         m. STARBACK-REGISTERED TRADEMARK- means Metro One's proprietary, patented feature and related technology that allows Callers continuous access to live operators, when enabled, throughout the entire call or calling session by pressing the star (*) key for approximately one second. StarBack-REGISTERED TRADEMARK- is a registered trademark of Metro One.

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-5

         n. SYSTEM. Metro One has developed a proprietary system to enable it to perform EDA services (the "System"). The System uses business, residential and government databases, including on-line national database system access and a backup database connection to the LEC's database. The System utilizes an automatic voice playback system and live operators.

         o. EDA SERVICES NUMBERS. CUSTOMER shall route to Metro One all 411, 1-411, 555-1212, 1-555-1212, (NPA)-555-1212,
                  1-(NPA)-555-1212 calls or any other calls dialed to any other standard Directory Assistance routing method that may be assigned and/or used as its successor to the extent those calls are generated from within the Call Origination Area. In the event national numbering standards or direction from competent jurisdiction should mandate a change to the above listed directory assistance access numbers, CUSTOMER shall route all calls to such successor numbers as described above.

         p. SHORT MESSAGE SERVICES means services in which Metro One facilitates transmission of short text messages through assistance of its live operators. Short Messages may be approximately 120 alphanumeric characters or less in length.

2.       PROVISION OF EDA SERVICES.

         a. STAFFING. Metro One shall utilize qualified, properly trained, professional, and courteous Operators in providing the EDA services to Callers.

         b. GREETING AND CLOSING. Metro One shall answer all calls made to the EDA Services Numbers with a greeting and closing to be determined mutually by CUSTOMER and Metro One. Such greeting shall not exceed five (5) seconds and such closing shall not exceed twelve (12) seconds in length. All such greetings and closings may be made by means of the automated voice playback system.

         c. HOURS OF OPERATION. Metro One shall staff twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty-five (365) days a year (or three hundred and sixty-six
                  (366) days per year, as the case may be), with a sufficient number of Operators to perform the services required hereunder.

         d.       ANSWER STANDARD. Metro One shall, except as provided in
                  Section 26 ("Force Majeure") below, provide sufficient Operators and equipment to ensure that 80% of the answered EDA calls, within a given calendar month, shall be answered in four (4) rings (24 seconds) or less. Metro One shall use commercially reasonable efforts to answer all EDA calls within four (4)

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-6
                  rings (24 seconds) or less. Metro One shall report the percentage to CUSTOMER monthly.

         e. ABANDONED STANDARD. In no event, except as provided in Section 26 ("Force Majeure") below, shall Metro One allow more than five (5) percent of the EDA calls within a given calendar month, to be Abandoned. ABANDONED means calls that wait for more than four (4) rings (24 seconds) and go unanswered. Metro One shall report the percentage to CUSTOMER monthly.

         f.       STARBACK(R). In performing the Enhanced Directory
                  Assistance services, Metro One shall remain accessible to the Caller throughout the call using StarBack(R), when enabled, or by other means. Other than through its Call Monitoring / Recording (Section 14), and other quality control procedures, Metro One shall not otherwise monitor, record, listen to or divulge the contents of any communication, or any other information regarding Callers or calls.

         g. CALL COMPLETION. At a Caller's request, Metro One shall use good faith to perform the EDA services, provided the residence, business or government related to the requested service is located within the Call Completion Area and the information is legally available in the Metro One System. Under no circumstances shall Metro One knowingly perform call completion services where the requested information relates to a residence, business or government listing located outside the Call Completion Area as then defined.

         h. SYSTEM. At a minimum, Metro One shall use good faith efforts to keep the System accurate to the same degree as the database of the LEC for listings within the Call Completion Area. Notwithstanding the foregoing, Metro One shall be excused from performance to the extent that any LEC or other Metro One-selected data provider does not make data available to Metro One under commercially reasonable terms acceptable to Metro One in its sole discretion. In the event Metro One does not have sufficient information in the System to provide any one of the EDA services, it shall utilize such other sources as necessary to provide the requested EDA services, including, without limitation, the back-up database provided as an on-line service by the LEC or LEC operator delivered directory assistance. In the event that either (i) a Caller requests the LEC directory assistance operator, or (ii) Metro One cannot provide any one of the requested EDA services, Metro One shall route a Caller's telephone call to the LEC directory assistance operator. In such a case, Metro One shall charge CUSTOMER the per call fee in Section 6.a. (Compensation and Term) only, not the LEC's fees.

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-7

         i. SYSTEM AND SOFTWARE MAINTENANCE. Metro One shall maintain the System in such a manner as to ensure an annual System availability of 99.00%, excluding scheduled maintenance downtime which shall be mutually agreed to in writing, within a given service year for the provision of the EDA services

         j. PROHIBITED NUMBERS. Metro One agrees to route Caller calls to any number requested by Caller within the Call Completion Area that is legally available through the Metro One System, provided however, that such number or service is not expressly prohibited by CUSTOMER (expressly prohibited numbers are set forth in Exhibit 2). In the event Metro One should direct a call to a prohibited number, Metro One shall be solely responsible for fees associated with such call.

         k. 911. CUSTOMER shall not route 911 calls to Metro One. If an emergency call is received by Metro One the caller shall be asked to dial "9-1-1" after disconnecting.

         l. MULTIPLE REQUESTS. Callers shall be entitled to a maximum of five (5) directory assistance requests per call. Use of any EDA feature (such as StarBack(R)) that returns the Caller to the Operator shall be counted as a directory assistance request.

         m. MULTIPLE LISTINGS. When the System indicates that more than one address or telephone number pertains to a directory assistance request, Metro One shall at the Callers request, provide up to two multiple addresses and telephone numbers at no additional charge.

         n. ALTERNATE BILLING. Callers who request credit or "calling" card services shall be advised to dial "0" or "00" after disconnecting to reach the appropriate operator for such services.

         o. TIMELINE. Metro One and CUSTOMER shall mutually cooperate and support one another to accomplish timeline tasks as outlined in a form consistent with Exhibit 3. Upon mutual written agreement, the timeline schedule as outlined in Exhibit 3 may change with respect to any specified task. The "Go Live Date" shall be specified in for each Call Origination Area as appropriate.

         p. DEFICIENCIES PROCEDURE. Any deficiencies which relate to the provision of EDA services and do not pertain to failure of the Metro One System shall be addressed in the following manner:

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-8

                  i. Either party shall provide the other (the "Notified Party") with written notice of the deficiency.

                  ii. The Notified Party shall acknowledge the receipt of the deficiency notice in writing within two (2) business days from receipt of notice to the other.

                  iii. Within seven (7) business days of notice of the deficiency, the Notified Party shall propose a solution to the deficiency to the other in writing. Within seven (7) additional business days, if both parties find the proposed solution acceptable, the Notified Party shall agree in writing to remedy the deficiency in the agreed manner on a mutually agreed timeline.

                  iv. If either party finds the solution proposed by the other to be unacceptable or if the Notified Party fails to remedy a deficiency in a manner which is acceptable to the other as set forth above, the matter shall be submitted to binding arbitration pursuant to Section 15 ("Dispute Resolution").

         q. SYSTEM FAILURE. A System Failure is defined as the inability of either party to provide EDA services to Callers for a period of more than ten minutes, other than scheduled maintenance as provided for in Section 2.i. ("Provision of EDA Services"). During any System Failure, CUSTOMER may direct all EDA calls to any third party selected by CUSTOMER.

                  Each party shall, as soon as it becomes aware of any System Failure, notify the other of the System Failure by telephone and facsimile (the "Failure Notice" as shown in Exhibit 6). The prioritized list of all addresses, facsimile numbers and telephone numbers for the parties related to the Failure Notice is attached as Exhibit 6.

                  CUSTOMER and Metro One acknowledge and agree that minor, occasional and infrequent deviations (including mechanical, electronic, software, third party vendor and human deviations) from Metro One's conformance with performance standards shall not constitute material breach or default under this Agreement

         r. CALL ROUTING. CUSTOMER shall route to Metro One all EDA calls as defined in Section 1.o ("Definitions"). Any breach of this
                  Section 2.r. ("Provision of EDA Services") shall be material.

         s.       PRINCIPLE SITES FOR PROVISION OF SERVICE. Refer to Exhibit 7.

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-9

         t. SHORT MESSAGE SERVICES. Metro shall provide Short Message Services at the rates shown in Exhibit 5.

3.       INTERFACE AND SUPPORT.

         a. FACILITIES. Metro One shall maintain adequate and appropriate office facilities, support facilities and other facilities and equipment necessary to enable Metro One to perform its obligations under this Agreement.

         b. TELECOMMUNICATIONS EQUIPMENT. CUSTOMER shall, at its expense, establish and maintain all T-1 trunk lines and other telecommunications facilities and equipment needed for adequate performance between CUSTOMER'S Switch and the building minimum point of termination for Metro One's location for purposes of performing the EDA services. Metro One shall be responsible for establishing, maintaining, and paying for all other telecommunications facilities and equipment necessary to perform the EDA services, including but not limited to those required for interconnection from Metro One to the on-line LEC database.

4.       PERSONNEL.

         CUSTOMER may notify Metro One if, in CUSTOMER'S opinion, any Metro One employee performing EDA services is unqualified, discourteous or fails to conform to CUSTOMER'S standards for CUSTOMER service. Metro One shall take such prompt action as it deems reasonable to correct such non-conformance.

5.       GOVERNMENT APPROVALS.

         CUSTOMER shall obtain all necessary regulatory approvals required of it for the provision of EDA services in the Call Origination Area. To the extent necessary, Metro One and CUSTOMER shall reasonably cooperate with each other in order to obtain such approvals.

6.       COMPENSATION AND TERM.

         a. RATE. CUSTOMER shall pay Metro One for the EDA services at the rates listed in Exhibit 5. Billing and collecting from the Callers for EDA services shall be CUSTOMER'S sole responsibility.

         b. CALL COUNTS. Metro One shall provide CUSTOMER with EDA call count volume records in the format shown in Exhibit 4 by the tenth of each month for the previous month's calls, which records shall be made part of Metro One's invoice to CUSTOMER.

         c. INVOICES AND PAYMENT TERMS. CUSTOMER shall pay Metro One within thirty (30) days of the date of an invoice in the form of Exhibit 4. Any invoice paid after thirty (30) days from the date of invoice shall incur

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-10
                  interest in the amount of 1.5% a month from thirty (30) days of the date of invoice until paid. Invoices shall be mailed on or before the tenth (10th) day of the month of the date of invoice.

         d. Invoice Address. CUSTOMER'S monthly invoice shall be mailed to CUSTOMER on or before the tenth (10th) day of the month following service at the following address:

                                    [                        ]
                                    [                        ]
                                    [                        ]
                                    CUSTOMER

         e. TERM. Except as provided in Section 16 ("Termination") below, this Agreement shall be for a three-year term commencing on the date EDA services are made commercially available to Callers.

7.       MARKETING.

         CUSTOMER shall be responsible for the manner of and cost of its publicizing, advertising and marketing the EDA services provided to it in the Call Origination Area. Without limiting the generality of the foregoing, CUSTOMER shall be responsible for the following:

         a. Establishing the rates and other terms and conditions under which the EDA services shall be available to Callers. The rates are as set forth in Exhibit 5 which may be amended from time to time by mutual written agreement of the parties.

         b. Conducting such promotional programs and advertising of the EDA services as is commercially reasonable after notifying Metro One in writing of such promotional programs and advertising.

8.       TRADEMARK/SERVICE MARK.

         a. CUSTOMER shall own its trademarks and service marks, and Metro One shall acquire no rights in such marks, other than the non-exclusive license set forth in this Agreement. Metro One acknowledges the validity of CUSTOMER'S marks and shall not challenge or assist others in challenging the validity and CUSTOMER'S sole ownership of such marks.

         b. Metro One shall own its trademarks and service marks, including but not limited to the Metro One Telecommunications, Inc.-REGISTERED TRADEMARK-, Enhanced Directory Assistance-REGISTERED TRADEMARK-, The Enhanced Directory Assistance People-REGISTERED TRADEMARK-, StarBack-REGISTERED TRADEMARK-, SureConnect-REGISTERED TRADEMARK-,
                  AutoBack-REGISTERED TRADEMARK-, CallBack-TM-, MessageBack-TM-, MetroDex-TM-,

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-11
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                  TeleConcierge-TM-, NumberBack-TM-, Enhanced Telecommunication
                  Services-TM-, Enhanced Telecom Services-TM-, and db.One-TM-service marks, and CUSTOMER will acquire no rights in such marks, other than the non-exclusive license set forth in Section 8.e ("Trademark & Servicemark") of this Agreement. CUSTOMER acknowledges the validity of Metro One's marks and will not challenge or assist others in challenging the validity and Metro One's sole ownership of such marks.

         d. Each party acknowledges the goodwill associated with the other's trademarks and service marks. Except as provided herein, neither party will use any mark owned by the other without prior written consent. Neither party shall register any of the other party's trademarks, service marks or trade names.

         e. Metro One hereby grants CUSTOMER a non-exclusive license to use the Metro One Telecommunications-REGISTERED TRADEMARK-, Enhanced Directory Assistance-REGISTERED TRADEMARK-, The Enhanced Directory Assistance People-REGISTERED TRADEMARK-, StarBack-REGISTERED TRADEMARK-, SureConnect-REGISTERED
                  TRADEMARK-, AutoBack-REGISTERED TRADEMARK-, CallBack-TM-, MessageBack-TM-, MetroDex-TM-, TeleConcierge-TM-,
                  NumberBack-TM-, Enhanced Telecommunication Services-TM-, Enhanced Telecom Services-TM-, and db.One-TM- service marks in CUSTOMER'S marketing of EDA services within the Call Origination Area during the term of this Agreement.

         f. All use of CUSTOMER'S marks by Metro One shall inure to the benefit of CUSTOMER. All use of Metro One's marks by CUSTOMER shall inure to the benefit of Metro One.

         g. If a party uses a mark owned by the other, the use of the mark shall be only in accordance with the guidance and directions furnished by the owner of the mark, and the quality of any associated goods or services must always be satisfactory to the owner of the mark.

9.       ASSISTANCE.

         Each party shall provide the other reasonable assistance in any matters affecting this Agreement before any insurer, governmental authority, trade association or other organization. Such assistance may include preparing and furnishing documents, providing advice and providing qualified personnel to participate in hearings or other proceedings.

10.      RECORDS.

         During the term of this Agreement both parties shall maintain complete and accurate records of each call using the EDA services, and shall provide the other

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-12
         access to such records upon request. Records shall be in a mutually agreed upon format. The records shall include the following:

         a.       The time the call is received;
         b.       The telephone number of the Caller; and
         c.       The number to which the call is connected.

11.      COMPLAINTS.

         a. Both parties shall refrain from any action that could reasonably be anticipated to discredit or damage the name, reputation, goodwill or good public relations of the other. Each party shall use its best efforts to investigate and respond to all oral or written complaints received by CUSTOMER or Metro One from any Caller arising out of or in connection with such party's obligations under this Agreement. In handling any complaints, each party shall use its best efforts to maintain and promote the goodwill of and good public relations of the other party.

         b. Both parties shall document any and all complaints from Callers and others, whether verbal or written, and notify the other, in writing, within five (5) business days of receipt of such complaint. Both parties' notice to each other shall set forth the name and telephone number of the complaining party, the time and nature of the complaint, and a description of any action taken (or proposed to be taken) by both parties in connection with the complaint. Both parties shall provide each other with a copy of all written complaints. In handling any complaint, both parties shall maintain and promote the goodwill of Metro One and CUSTOMER.

12.      CONFIDENTIAL INFORMATION.

         a. With respect to Confidential Information provided to the receiving party under this Agreement, the receiving party agrees to (i) hold the Confidential Information in confidence and to protect it; (ii) restrict disclosure of the Confidential Information solely to those employees, contractors and agents of the receiving party with a need-to-know to carry out the respective obligations under this Agreement and not disclose it to any third party (including corporate affiliates not a party to this Agreement); (iii) advise the employees, contractors and agents of their obligations with respect to the Confidential Information; and (iv) use the Confidential Information only for the purposes set forth in this Agreement, except as may otherwise be mutually agreed upon in writing. In any event, Metro One and CUSTOMER expressly agree not to sell, license, release or disclose the other party's Confidential Information to any competitor or potential competitor of the other or to any LEC or affiliate thereof. However, Metro One and

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-13

                  CUSTOMER shall be permitted to disclose such information to their accountants, legal, financial and marketing advisers as are necessary for the performance of their respective duties, or as required by law, provided that said advisers agree to be bound by the provision of this Section 12 ("Confidential Information"). In the event either party is requested or required by lawful process to disclose Confidential Information to any lawfully constituted authority, it is agreed that the party requested or required to furnish the Confidential Information shall provide the other party with timely notice in order for that party to seek a protective order or otherwise object.

         b.       Confidential Information shall not include information which
                  (i) was previously known to the receiving party free of any obligation to keep it confidential and is so documented; (ii) is disclosed to third parties by the disclosing party without restriction; (iii) is or becomes publicly available by other than unauthorized disclosure; or (iv) is independently developed by the receiving party without use of the Confidential Information and is so documented.

         c. In the event either party is requested or required by oral question, interrogatories, requests for information or documents, subpoena or other lawful process, civil investigative demand or similar process, to disclose Confidential Information of the other to any lawfully constituted authority, it is agreed that the party requested or required to furnish the Confidential Information shall provide the other party with timely notice in order for that party to seek a protective order or otherwise object.

         d. The provisions of this Section 12 ("Confidential Information") shall survive two (2) years after the termination of this Agreement, and, at the time of termination, the receiving party shall upon request, return the Confidential Information of the disclosing party which is in tangible form or certify destruction of such Confidential Information.

         e. All Confidential Information shall be considered trade secrets and shall be entitled to all protections given by law to trade secrets. In no event shall either party use the Confidential Information of the other party to reverse engineer or otherwise develop products or services functionally equivalent to the products or services of the disclosing party.

         f. The parties agree that it would be difficult to measure the monetary damages that would be incurred by the other party by reason of the failure of the other party to comply with the terms of this Section 12 ("Confidential Information"). The parties therefore agree that either party may seek

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-14
                  injunctive relief which the parties agree is appropriate for enforcement of this Section 12 ("Confidential Information").

13.      INDEMNIFICATION.

         a. CUSTOMER and Metro One agree to defend, indemnify, and hold harmless the other (the "Indemnified Party"), its employees and agents, its affiliates and its successors and assigns from and against all losses, damages, and liability (including all claims, actions, suits, fines, interest, penalties, costs and expenses) incident, relative to or arising from (i) any claim relating to the subject matter of a misrepresentation or breach of covenant, representation or warranty of the Indemnifying Party contained herein, and (ii) any claim of infringement of a patent, copyright trademark or other legally protected proprietary right of any third party and (iii) any injury to any person (including death) or damage to tangible property resulting from the acts or omissions of the Indemnifying Party, its employees or agents, whether negligent or otherwise.

         b. NOTICE OF CLAIMS. The obligations of Indemnifying Party stated in this Section 13.a. ("Indemnification") above, apply only if
                  (i) Indemnified Party shall promptly inform Indemnifying Party in writing of any claim within the scope of Section 13.a.;
                  (ii) Indemnifying Party is given exclusive control of the defense of such claim and all negotiations relating to its settlement, except that Indemnified Party shall have final approval of settlement provisions; and (iii) Indemnified Party shall assist Indemnifying Party in all necessary respects in conduct of the suit and settlement negotiations.

         c. NO SPECIAL DAMAGES. Neither party will be liable to the other for special, indirect, or consequential loss or damage, whether or not such loss or damage is caused by the fault or negligence of that party, its employees, agents, or subcontractors.

         d. SURVIVAL OF INDEMNITY. Indemnity obligations for acts arising prior to expiration or termination of this Agreement under this Section 13 ("Indemnification") will survive any expiration or termination of this Agreement or the Orders hereunder for a period of three (3) years following any expiration or termination of this Agreement or the Orders hereunder.

14.      CALL MONITORING / RECORDING FEATURE

         a. The CUSTOMER requests that Metro One provide access to recordings of the operator assisted portion of EDA calls for its Callers for purposes of monitoring of quality of EDA service. Metro One will provide such access in locations where, in its sole discretion, the law will permit the recording of calls for limited purposes of performance evaluation.

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-15

                  CUSTOMER agrees to provide notice to Callers through the following agreed upon procedures:

                  (i) For the first three months after this Agreement becomes effective, CUSTOMER will print a message in the body of all bills to all Callers for wireless service. That message will read as follows:

                           "Your directory assistance calls may be monitored / recorded for quality assurance purposes. Only the operator portion of the call will be monitored / recorded"

                  (ii) Beginning with the effective date of this Agreement, the CUSTOMER will add language in its Caller service contracts that provides notice of call monitoring for quality purposes. Such language will include the following:

                  [PLEASE PROVIDE A COPY OF THE CALLER CONTRACT. METRO ONE WILL SUGGEST LANGUAGE TO BE INSERTED IN THE AGREEMENT BETWEEN CUSTOMER AND ITS CALLER FOR DISCUSSION.]

         b. CUSTOMER shall indemnify and hold harmless Metro One and its officers, directors, employees, and agents and their successors and assigns against and from any and all losses, liabilities, damages, claims, demands, and expenses (including without limitation, reasonable attorneys' fees), arising out of or in conjunction with recording of and access to recorded EDA calls provided by Metro One to CUSTOMER.

                  CUSTOMER shall defend, at its sole cost and expense, any claim or action of any kind against Metro One for alleged violation or infringement of privacy rights. CUSTOMER shall also keep Metro One fully informed as to the progress of such defense and afford Metro One, at its own expense, an opportunity to participate on an equal basis with CUSTOMER in the defense or settlement of any such claim.

                  CUSTOMER acknowledges that it has read and understands the policies of Metro One with regard to recorded call information.

         c. Upon receiving CUSTOMER request and verifying authenticity, a Metro One System Administrator will issue a Digital Certificate allowing access to the appropriate CUSTOMER designee, identified in writing below. Such Digital Certificate access may be changed periodically at the discretion of the Metro One System Administrator. Upon request, CUSTOMER agrees to

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-16
                  confirm in writing to System Administrator, the continuing appropriateness of the individual receiving access.

                  CUSTOMER also agrees to:

                  (i) Limit access to such Digital Certificate and to the recorded EDA calls to that designee specifically authorized herein and who has entered into appropriate confidentiality agreements and

                  (ii) To inform Metro One of any malfunction or anomaly in the access to recorded calls, including access to any other recorded calls other than those of CUSTOMER.

                  CUSTOMER authorized designee to receive access to recorded EDA calls:

                           Name:________________________
                           Title:_________________

                  CUSTOMER agrees that distribution of protected access will be treated as confidential information. Changes in the authorized designee will be identified in writing to Metro One at the following address:

                           Manager - Customer Care
                           Metro One Telecommunications, Inc.
                           11200 Murray Scholls Place
                           Beaverton, OR 97007

         d. CUSTOMER agrees that use of and access to recorded calls is only for use in evaluation of the procedures by which Metro One handles EDA calls or evaluation of specific Caller complaints.

         e. CUSTOMER agrees that no copies of recorded call information shall be made, either in written, audio, or other electronic form.

         f. Metro One will not provide any copies of such recorded call information to anyone except in response to legitimate legal process or orders from courts or other regulatory agencies and then only as is commercially feasible.

15.      DISPUTE RESOLUTION.

         This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Oregon, without regard to its principles of conflicts of law. Any controversy or claim arising out of or related to the provision of EDA Services hereunder provided under this Agreement, or breach thereof, shall be settled as

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-17
         described below. The parties acknowledge that time is of the essence in resolving disputes.

         The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or injunction related to the purposes of this Agreement or suit to compel compliance with this dispute resolution process, or CUSTOMER's right to implead Metro One after any refusal to comply with Section 13 ("Indemnification"), the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

         At the written request of a party, each party shall appoint a plenipotentiary to meet and negotiate in good faith to resolve any dispute arising under this Agreement. Upon agreement, other alternative dispute resolution procedures such as mediation to assist in the negotiations may be utilized. All discussions and correspondence arising out of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit with the concurrence of all parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

         If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute shall be submitted to binding arbitration as described below in accordance with the rules of the American Arbitration Association.

         Each party shall bear its own cost of these procedures. A party seeking discovery shall reimburse the responding party the cost of production of documents. The parties shall equally share the fees of the arbitration and the arbitrator.

         The board of arbitrators shall be composed of three (3) arbitrators. Each party shall appoint one (1) arbitrator. The two (2) arbitrators so designated shall designate the third arbitrator. If any party fails to choose an arbitrator within fifteen (15) days after notice of commencement of arbitration, the American Arbitration Association shall, upon request of either party, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. The arbitration shall be held in Portland, Oregon, and shall be conducted in English. The award rendered by the arbitration panel shall apportion the costs of arbitration. The panel need not be bound by the strict rules of law in making its decision, but may reach conclusions and render an award as a reasonable person.

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-18

         Any controversy or claim relating to the provision of EDA services, provided hereunder and arising after the expiration or termination of this Agreement, shall be handled as described in Section 2.p ("Provisions of EDA Services"). If the parties can not reach an acceptable resolution the matter shall be submitted to binding arbitration pursuant to this Section 15 ("Dispute Resolution").

         The arbitration award shall be final and binding on the parties and judgment thereon may be entered in any court having jurisdiction thereof or having jurisdiction over any of the parties or their assets.

16.      TERMINATION.

         a. CUSTOMER may terminate this Agreement immediately if Metro One is in material breach of or default under this Agreement by giving Metro One written notice of such termination. Any failure by Metro One to perform any of its material obligations in accordance with this Agreement, where such failure continues for thirty (30) days after written notice to Metro One shall constitute a material breach of and default under this Agreement by Metro One.

         b. Metro One may terminate this Agreement immediately if CUSTOMER is in material breach of or default under this Agreement by giving CUSTOMER written notice of such termination. The occurrence of any of the following events shall constitute a material breach of and default under this Agreement by
                  CUSTOMER:

                  i. Any failure by CUSTOMER to perform any of its material obligations in accordance with this Agreement, where such failure continues for thirty
                           (30) days after written notice to CUSTOMER; or

                  ii. If CUSTOMER fails to pay when due any invoice, where such failure continues for thirty (30) days after written notice to CUSTOMER; or

                  iii. If CUSTOMER fails to route to Metro One all calls agreed herein in Section 2.q. ("Provisions of EDA Services") above, where such failure continues for ten (10) days after written notice to CUSTOMER.

         c. Either party may terminate this Agreement if any circumstance would render the continued performance of this Agreement by either party in violation of any applicable law, statute, rule or regulation despite the parties' good faith efforts to rewrite the terms of this Agreement.

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-19

         d. Upon termination or expiration of this Agreement, in addition to any other rights or remedies of either party, Metro One shall:

                  i.       Cease to provide the EDA services to Callers; and

                  ii. Deliver to CUSTOMER a final invoice for amounts payable under Section 6 ("Compensation and Term") of this Agreement.

         e.       Upon termination of this Agreement both parties shall:

                  i. Promptly return to the other party all materials containing any Confidential Information of such party; and

                  ii.      Cease all use of the other party's trademarks.

17.      ASSIGNMENT.

         Neither party may assign or transfer this Agreement or any of its obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing either party may upon thirty
         (30) business days prior written notice to the other, assign all of its rights, duties and obligations under this Agreement to any affiliate or affiliates of that party or to a partnership or partnerships in which that party or its affiliate has an interest.

18.      UCC.

         This Agreement shall be subject to the provisions of the Uniform Commercial Code as adopted in Oregon.

19.      SERVICE TESTING.

         Unless CUSTOMER is prohibited by law, for each Call Origination Area, CUSTOMER shall provide Metro One at CUSTOMER expense two (2) telephones and access lines on CUSTOMER'S system for technical support and quality control of the Metro One System.

20.      SURVIVAL OF OBLIGATIONS.

         The obligations set forth in Sections 8 ("Trademarks"), 12 ("Confidential Information"), 15 ("Dispute Resolution") and in this
         Section 20 ("Survival of Obligations"), shall survive any termination or expiration of this Agreement.

21.      CAPTIONS.

         Section captions are inserted only for convenience and are in no way to be construed as part of this Agreement.

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-20

22.      NOTICES.

         Notices required by this Agreement must be sent by certified mail, return receipt requested, to the address listed below, or to such address as the parties may from time to time by notice provide.

         To Metro One:              President
                                    Metro One Telecommunications, Inc.
                                    11200 Murray Scholls Place
                                    Beaverton, OR 97007

         To CUSTOMER:


Notice shall be deemed effective on the date the return receipt shows the notice was accepted or refused.

23.      SEVERABILITY.

         If for any reason any provision of this Agreement shall be deemed by a court of competent jurisdiction to be legally invalid or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not be affected and such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law, and, in its modified form, such provision shall then be enforceable and enforced.

24.      INDEPENDENT CONTRACTOR.

         It is agreed and understood that Metro One and CUSTOMER are not agents, representatives or employees of each other.

25.      NO THIRD PARTY BENEFICIARIES.

         Callers shall not be third party beneficiaries under this Agreement. Nothing expressed or implied in this Agreement is intended or shall be construed to confer or give any person other than CUSTOMER and Metro One, their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

26.      FORCE MAJEURE.

         Neither party is responsible for delays in performance caused by wars, fires, strike, embargoes, priority exclusion of either party's business by government authorities, transportation conditions (including telecommunication transmission failures), material shortages, natural disasters, severe weather or other causes beyond its reasonable control. Such delays shall not be construed as a breach under Section 16 ("Termination).

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-21

27.      LIMITATION OF LIABILITY.

         a. In no event shall Metro One's liability to the CUSTOMER for damages of any kind arising out of or in connection with this Agreement, whether claimed in contract, equity, tort (including negligence or strict liability), warranty or otherwise, exceed the aggregate prices paid by CUSTOMER for products and services under this Agreement.

         b. In no event shall Metro One be liable to CUSTOMER for any special, incidental, indirect or consequential damages of any kind, or for the loss of profit, revenue or data of CUSTOMER arising out of or in connection with this Agreement, even if Metro One had been advised of the possibility of such potential loss or damage. CUSTOMER further agrees that Metro One shall not be liable for any claim or demand against Metro One or CUSTOMER by any other party arising out of or in connection with this Agreement.

         c. It is agreed that the limitation of remedies/liability set forth in this Section 27 ("Limitation of Liability"), and elsewhere in this agreement, allocates the commercial risk between Metro One and CUSTOMER arising out of or in connection with this Agreement, including, but not limited to EDA Service failure, and that the prices and other terms and conditions of this agreement reflect this allocation of risk.

28.      WAIVER.

         The waiver or failure of any party to exercise any rights under this Agreement shall not be deemed a waiver of any other right or any future right.

29.      APPLICABLE LAW.

         This Agreement shall be governed by, construed and enforced in accordance with the law of the State of Oregon, without regard to its principles of conflicts of law.

30.      ENTIRE AGREEMENT.

         This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties, and supersedes any and all prior negotiations, representations, correspondence, understandings and agreements with respect to the subject matter hereof. No amendment or modification of any of the terms of this Agreement shall be effective unless in writing signed by both parties.

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-22

Entered into as of the date first above written.

METRO ONE TELECOMMUNICATIONS, INC.      CUSTOMER

By:                                       By:         __________________________

Name:     Timothy A. Timmins              Name:       __________________________

Title:    President                       Title:      __________________________

Date:     _____________________________   Date:       __________________________

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-23

EXHIBIT 1                  CALL ORIGINATION AND COMPLETION AREAS


The Call Origination Area includes the area(s) listed below:


         [to be supplied by CUSTOMER.]




The Call Completion Area includes the area(s) listed below:


         All states and territories of the United States.

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-24

EXHIBIT 2                  NUMBERS EXPRESSLY PROHIBITED BY CUSTOMER


NPA - 976 - XXXX

976 - XXXX

700 - NXX - XXXX

900 - NXX - XXXX

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-25

EXHIBIT 3                  TIMELINE TASKS


The "Go Live Date" shall be ________________, 19___.


                            CUSTOMER RESPONSIBILITIES

-------------------------------------------------------------------------------------------------------------------
DATE 1                          DATE 2                                          DATE 3    DATE 4
------                          ------                                          ------    ------
Terminate Trunks to Metro One
|----------------------------------|

                                        Testing , Signaling & Billing

                                 |-------------------------------------------------|

                                                                                          |----------------- >
                                                                                           "Go Live Date"
-------------------------------------------------------------------------------------------------------------------


                           METRO ONE RESPONSIBILITIES

-------------------------------------------------------------------------------------------------------------------
DATE 1                          DATE 2                                          DATE 3    DATE 4
------                          ------                                          ------    ------
Terminate CUSTOMER Provided Trunks
|----------------------------------|

                                          Testing & Signaling
                                   |----------------------------------------------|

                                                                                          |---------------- >
                                                                                           "Go Live Date"
-------------------------------------------------------------------------------------------------------------------

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-26

EXHIBIT 4                  INVOICE

METROONE

                                              Customer Account No.          XXXX
EDA Customer
100 Main Street
Anywhere, USA

                                 INVOICE SUMMARY
                     ENHANCED DIRECTORY ASSISTANCE CUSTOMER
                                 JANUARY 1, 1999


SITE LOCATION: SPOKANE, WA


                 Previous Balance                  $8,076.40

                 Payments                          (8,076.40)

                 Interest on late payments              0.00

                 Current Charges                        0.00


                 TOTAL DUE                             $0.00




             Charges are due thirty (30) days from date of invoice.
                A charge of 1.5% per month will be assessed on
                              accounts past 30 days.
                              Federal ID 93-0995165

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-27

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-28

ENHANCED DIRECTORY ASSISTANCE CUSTOMER
DETAIL OF CURRENT MONTH'S CHARGES

                                           CALL               CALL               NET CALL                  NET
DAY                  DATE                 VOLUME            CREDITS               VOLUME                 CHARGE
--------------------------------    ------------------------------------------------------------------------------------
Sat                01-Mar                   0                  0                     0                             0.00
Sun                02-Mar                   0                  0                     0                             0.00
Mon                03-Mar                   0                  0                     0                             0.00
Tue                04-Mar                   0                  0                     0                             0.00
Wed                05-Mar                   0                  0                     0                             0.00
Thu                06-Mar                   0                  0                     0                             0.00
Fri                07-Mar                   0                  0                     0                             0.00
Sat                08-Mar                   0                  0                     0                             0.00
Sun                09-Mar                   0                  0                     0                             0.00
Mon                10-Mar                   0                  0                     0                             0.00
Tue                11-Mar                   0                  0                     0                             0.00
Wed                12-Mar                   0                  0                     0                             0.00
Thu                13-Mar                   0                  0                     0                             0.00
Fri                14-Mar                   0                  0                     0                             0.00
Sat                15-Mar                   0                  0                     0                             0.00
Sun                16-Mar                   0                  0                     0                             0.00
Mon                17-Mar                   0                  0                     0                             0.00
Tue                18-Mar                   0                  0                     0                             0.00
Wed                19-Mar                   0                  0                     0                             0.00
Thu                20-Mar                   0                  0                     0                             0.00
Fri                21-Mar                   0                  0                     0                             0.00
Sat                22-Mar                   0                  0                     0                             0.00
Sun                23-Mar                   0                  0                     0                             0.00
Mon                24-Mar                   0                  0                     0                             0.00
Tue                25-Mar                   0                  0                     0                             0.00
Wed                26-Mar                   0                  0                     0                             0.00
Thu                27-Mar                   0                  0                     0                             0.00
Fri                28-Mar                   0                  0                     0                             0.00
Sat                29-Mar                   0                  0                     0                             0.00
Sun                30-Mar                   0                  0                     0                             0.00
Mon                31-Mar                   0                  0                     0                             0.00
TOTAL CURRENT
MONTHLY CHARGES                             0                  0                     0                             0.00

                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-29

EXHIBIT 5                  RATES


The service(s) and product features outlined herein shall be provided at the following rates:


------------------------------------------------------ ----------------------------------------------------
            ENHANCED DIRECTORY ASSISTANCE                            SHORT MESSAGE SERVICES
------------------------------------------------------ ----------------------------------------------------
                    [ ] per call.                                       [ ] per message.
------------------------------------------------------ ----------------------------------------------------


                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-30

EXHIBIT 6                  FAILURE NOTICE


METRO ONE TELECOMMUNICATIONS, INC.

Metro One Network Operations Center (7X24)
Beaverton, Oregon
(800) 423-7593
(503) 643-9600 Fax

    (CITY)     Call Center
------------
CITY, STATE
(NPA) NXX-XXXX
(NPA) NXX-XXXX  Fax




CUSTOMER

[                                                   ]
[                                                   ]





                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-31

EXHIBIT 7                  PRINCIPLE SITES FOR PROVISION OF SERVICE


[To be provided by Metro One and CUSTOMER.]



                                      ENHANCED DIRECTORY ASSISTANCE AGREEMENT-32